UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
May 24, 2023
(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
(Address of Principal Executive Offices)
(801) 365-4600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934

Title of each class	Trading symbol	Name of each exchange on which registered

Common Stock, $0.01 par value	EXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders
The 2023 annual meeting of stockholders of Extra Space Storage Inc. (the "Company") was held on May 24, 2023. Set forth below is a brief description of each matter voted on at the meeting and the final voting results.

Proposal 1. The election of ten members of the Company’s board of directors for terms expiring at the 2024 annual meeting of stockholders and until their successors are duly elected and qualify.

Director	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
1. Kenneth M. Woolley	117,521,835	2,528,617	34,000	5,603,034
2. Joseph D. Margolis	119,129,985	921,102	33,365	5,603,034
3. Roger B. Porter	114,170,201	5,874,196	40,055	5,603,034
4. Jennifer Blouin	119,742,103	309,326	33,023	5,603,034
5. Joseph J. Bonner	118,487,727	1,558,140	38,585	5,603,034
6. Gary L. Crittenden	118,471,520	1,577,512	35,420	5,603,034
7. Spencer F. Kirk	118,629,124	1,422,109	33,219	5,603,034
8. Diane Olmstead	118,418,464	1,513,472	152,516	5,603,034
9. Jefferson S. Shreve	119,667,008	379,493	37,951	5,603,034
10. Julia Vander Ploeg	118,771,112	1,279,391	33,949	5,603,034

Proposal 2. The ratification of the Audit Committee's selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
120,011,363	5,636,746	39,377	—

Proposal 3. The approval, on an advisory basis, of the compensation paid to the Company's named executive officers, as disclosed in the Company’s proxy statement.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
115,564,744	4,442,371	77,337	5,603,034

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date:	May 26, 2023	By	/s/ Gwyn McNeal
			Name:	Gwyn McNeal
			Title:	Executive Vice President and Chief Legal Officer